UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT
     Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 7, 2003


                             HEALTHSOUTH Corporation
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                   1-10315                     63-0860407
                   -------                     ----------
           (Commission File Number) (IRS Employer Identification No.)


               One HealthSouth Parkway, Birmingham, Alabama 35243
               --------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

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ITEM 9. Regulation FD Disclosure.

         On July 7, 2003, representatives of HEALTHSOUTH Corporation ("HEALTHSOUTH" or the "Company") made a presentation to HEALTHSOUTH stakeholders using slides the text of which was included as Exhibit 99 to the Current Report on Form 8-K to which this Amendment No. 1 relates. After this presentation, the Company determined that one of these slides, relating to assumptions used in developing the pro forma financial plan described in the slides, contained two inadvertent clerical errors. The corrected text of the slide is attached to this Amendment No. 1 as Exhibit 99.1

         The corrected text merely rectifies the clerical errors, and does not reflect any modification of the original assumptions underlying the pro forma financial plan. Correction of these clerical errors has no impact on the pro forma EBITDA (earnings before interest, taxes, depreciation and amortization), net revenue or margin presented in the pro forma financial plan.

         The information contained herein is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this Current Report on Form 8-K.

         The sections entitled "Cautionary Statements Regarding Projections", "Forward Looking Statements" and "Note Regarding Presentation of Non-GAAP Financial Measures" included in the original Current Report on Form 8-K dated July 7, 2003 are hereby incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HEALTHSOUTH CORPORATION


                                 By:     /s/ Guy Sansone
                                         ---------------------------------------
                                         Name:  Guy Sansone
                                         Title:  Acting Chief Financial Officer


Dated: July 14, 2003

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                                  EXHIBIT INDEX


      Exhibit Number       Description
      --------------       -----------

      99.1

                           Corrected text of 42nd slide used in presentation of HEALTHSOUTH Corporation, dated July 7, 2003